Exhibit 10.1

Execution Version

WAIVER

This WAIVER (this “Waiver”) is made and entered into as of March 28, 2018, by and between Tang Capital Partners, LP, a Delaware limited partnership (“TCP”), and Heron Therapeutics, Inc., a Delaware corporation formerly known as A.P. Pharma, Inc. (“Heron”), with respect to the Securities Purchase Agreement, dated April 24, 2011 (the “SPA”), by and among Heron, TCP, Baker Bros. Investments II, L.P., a Delaware limited partnership (“BBI”), Baker Brothers Life Sciences, L.P., a Delaware limited partnership (“BBLS”), and 14159, L.P., a Delaware limited partnership (together with TCP, BBI and BBLS, the “Purchasers”).

WHEREAS, pursuant to the SPA, the Purchasers acquired from Heron certain Senior Convertible Notes due 2021 (the “Notes”), convertible into Heron’s common stock, $0.01 par value per share (the “Common Stock”), subject to certain terms and conditions pursuant to Section 3 of the Notes (the “Conversion Right”);

WHEREAS, pursuant to Section 6.11 of the SPA, Heron is obligated to have authorized and reserved, for the purpose of issuance upon conversion of the Notes, no less than the number of shares of Common Stock issuable upon the conversion of the aggregate principal amount and the accrued and unpaid PIK Interest (as such term is defined in the SPA), potentially issuable under the Notes through the Maturity Date (as such term is defined in the Notes) (such requirement, the “Reservation Requirement”);

WHEREAS, pursuant to Section 15.1 of the SPA, the holders of the Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may waive any provisions under the SPA with the approval of Heron, and TCP holds Notes representing at least a majority of the aggregate principal amount of the Notes now outstanding; and

WHEREAS, TCP desires to waive the Reservation Requirement and its Conversion Right with respect to the Notes held by TCP (the “TCP Notes”) as set forth below, subject to the terms and conditions of this Waiver.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Waiver. TCP hereby irrevocably waives the Reservation Requirement and Conversion Right, with respect to the TCP Notes only, until the earliest to occur of: (i) the date that Heron is required to issue a Change of Control Notice (as such term is defined in the Notes); (ii) the date that Heron’s stockholders approve an increase of the number of authorized shares of Common Stock under Heron’s Certificate of Incorporation; and (iii) September 28, 2018. The date on which TCP’s waiver terminates pursuant to the foregoing provision is referred to herein as the “Termination Date.” For the avoidance of doubt, the foregoing Waiver does not affect the Reservation Requirement or Conversion Right for any Purchaser other than TCP.

2. Repayment Obligation. If at any time following the Termination Date: (i) TCP seeks to exercise its Conversion Right, in full or in part, with respect to the TCP Notes; and (ii) Heron does not have authorized and reserved at least the number of shares of Common Stock issuable upon the exercise of TCP’s Conversion Right with respect to the portion of the TCP Notes that TCP desires to convert, Heron shall be obligated to make a cash payment to TCP equal to the value of the shares of Common Stock that Heron is unable to issue to TCP upon the exercise of its Conversation Right. For the purposes of this Waiver, the value of such shares of Common Stock shall be deemed to equal the closing price of the Common Stock on the Nasdaq Capital Market on the Trading Day (as defined in the Notes) immediately preceding to the date that TCP submits the Conversion Notice to Heron.

3. Governing Law. THIS WAIVER SHALL BE GOVERNED BY INTERNAL LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

4. Counterparts. This Waiver may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed and delivered this Waiver as of the date first above written.

TANG CAPITAL PARTNERS, LP

By:	/s/ Kevin Tang
Name:	Kevin Tang
Title:	Manager of Tang Capital Management LLC, the general partner of Tang Capital Partners, LP

HERON THERAPEUTICS, INC.

By:	/s/ David Szekeres
Name:	David Szekeres
Title:	Senior Vice President, General Counsel, Business Development and Corporate Secretary

Signature Page to Waiver

(Convertible Note)